                                                                     Exhibit 3.5

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            SPACE SYSTEMS/LORAL, INC.

          Space Systems/Loral, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Delaware, DOES HEREBY CERTIFY that:

     1. The name of the Corporation is Space Systems/Loral, Inc.

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name of Philco Corporation on November 30, 1961.

     3. On July 15, 2003, the Corporation and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Lead Case No. 03-41710
(RDD)). This Amended and Restated Certificate of Incorporation amends and restates the original Certificate of Incorporation of the Corporation, as amended to date (the "Certificate of Incorporation"), and has been duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware (the "DGCL"), pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Corporation, et al., as confirmed on July 13, 2005 by order (the "Order") of the Bankruptcy Court. Provision for amending the Certificate of Incorporation is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

     4. The text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:


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

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            SPACE SYSTEMS/LORAL, INC.

                                    ********

          1. The name of the corporation (the "Corporation") is:

                            Space Systems/Loral, Inc.

          2. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; provided, however, until the second anniversary of the date of the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Corporation shall not declare or pay dividends or make or agree to make any other distributions of cash or property in respect of its capital stock, other than to finance its allocable share of ordinary course operating expenses of Loral Space & Communications Inc., a Delaware corporation ("Loral"), and shall not purchase, repay, guarantee, redeem, secure or otherwise provide credit support for the Series A 12% Non-Convertible Preferred Stock or 14% Senior Secured Notes Due 2015 of Loral Skynet Corporation, a Delaware corporation; provided, however, that the foregoing shall not apply to any of the following transactions, which the Corporation shall be permitted to effect solely pursuant to authorization of the Board of Directors which shall have the sole authority to approve or disapprove in accordance with the Bylaws of the Corporation and applicable law: (i) the Management Agreement by and among Loral, Loral Skynet Corporation, a Delaware corporation ("Loral Skynet"), and the Corporation, dated as of November 21, 2005, as the same may be amended from time to time, (ii) the Shared Services Agreement by and among Loral, Loral Skynet and the Corporation, dated as of November 21, 2005, as the same may be amended from time to time, (iii) any tax sharing agreement with Loral or any of its subsidiaries, (iv) the Officers' and Directors' Indemnification Agreements by and among Loral, Loral Skynet, the Corporation and certain officers and directors of Loral, dated as of November 21, 2005, (v) the Employment Agreements by and among Loral, Loral Skynet, the Corporation and certain officers of Loral, dated as of November 21, 2005; (vi) the assignment by the Corporation to Loral Skynet Network Services, Inc. ("LSNS") or Loral Skynet Corporation ("Loral Skynet") of its right, title and interest in, to and under that certain Transponder Lease Agreement effective as of July 1, 2003 by and between the Corporation and Mabuhay Philippines Satellite Corporation ("Mabuhay"), as well as the Corporation's right to collect and receive certain monies from Mabuhay under that certain Memorandum of Agreement effective as of June 30, 2003 by and among the Corporation, Philippine Long Distance Telephone Company and Mabuhay; (vii) the discharge by the Corporation of LSNS' obligations to make Lease Charges (as defined in that certain Transponder Lease Agreement dated as of January 1, 2001 between Mabuhay and Loral Cyberstar, Inc. (the predecessor in interest to LSNS)) to the Corporation as set forth in that certain Memorandum of Agreement effective as of January 1, 2001 by and among Mabuhay, Loral Cyberstar, Inc. (the predecessor in interest to LSNS) and the Corporation (the "2001 MOA"), and (viii) the assignment by the Corporation to LSNS or Loral Skynet of its right to collect and receive certain monies from Mabuhay under the 2001 MOA (collectively, the

"Permitted Actions"). Until such second anniversary, the Corporation shall not enter into transactions with, or purchase, repay, guarantee, redeem, secure or otherwise provide credit support for any obligation of Loral or any legal entity controlled, directly or indirectly, by Loral (other than the Corporation and the Corporation's subsidiaries), or agree to do any of the foregoing, unless the Corporation's Board of Directors determines that (i) any such transaction is fair to the Corporation from a financial point of view, (ii) the Corporation is receiving no less than substantially equivalent value in connection therewith and (iii) the terms and conditions of any such transaction are no less favorable than those that would have applied to a transaction with an unrelated third party; provided, however, that the foregoing shall not apply to any Permitted Actions, which the Board of Directors shall have the authority to approve or disapprove in accordance with the Bylaws of the Corporation and applicable law.

          4. The total number of shares of stock which the Corporation shall have authority to issue is 200,000 shares, consisting of 100,000 shares of Common Stock, par value $.10 per share, and 100,000 shares of Preferred Stock, par value $.10 per share.

          5. The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, except as otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as provided in the resolution or resolutions of the Board of Directors or in any Certificate of Designation or similar certificate creating any series of Preferred Stock or as otherwise provided herein, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes.

          6. Ownership of shares of any class or series of capital stock of the Corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase or to have offered to them for subscription or purchase any additional shares of capital stock of any class or series of the Corporation or any securities convertible into any class or series of capital stock of the Corporation, whether now or hereafter authorized, however acquired, issued or sold by the Corporation, it being the purpose and intent hereof that the Board of Directors shall have full right, power and authority to offer for subscription or sell or to make any disposal of any or all unissued shares of the capital stock of the Corporation or any securities convertible into stock or any or all shares of stock or convertible securities issued and thereafter acquired by the Corporation, for such consideration as the Board of Directors in its sole discretion shall determine.

          7. The Corporation shall not issue non-voting equity securities within the meaning of section 1123 of chapter 11 of title 11 of the United States Code.

          8. In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation (the "Bylaws") may be made, altered, amended or repealed by the Board of Directors.

          9. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Voting at meetings of stockholders need not be by written ballot. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

          10. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The number of directors of the Corporation shall be fixed from time to time by the stockholders, provided, however, that such number shall be no fewer than three (3) and no more than fifteen (15).

          11. In the event that the votes of the directors on any matter voted upon by the Board of Directors are equally divided, the director who is at that time the Vice Chairman of the Board of Directors shall have a second or casting vote on such matter.

          12. The Corporation is to have perpetual existence.

          13. Elections of directors need not be by written ballot.

          14. Any director may be removed from the Board of Directors, with or without cause, by the holders of two-thirds of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

          15. a. The Corporation shall indemnify to the fullest extent authorized or permitted under and in accordance with the laws of the State of Delaware (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (including any legislative or self-regulatory proceeding), by reason of the fact that he or she is or was, or had agreed to become or is alleged to have been, a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving, or had agreed to serve or is alleged to have served, at the request of or to further the interests of the Corporation as a director, officer, trustee, appointee, designee, employee, manager, partner, or agent of or in any other capacity with another corporation or any limited liability company, partnership, joint venture, trust or other enterprise, including any employee benefit plan of the Corporation or of any of its affiliates and any charitable or not-for-profit enterprise (any such person being sometimes referred to hereafter as an "Indemnitee"), or by reason of any action taken or omitted or alleged to have been taken or omitted by an Indemnitee in any such capacity, against expenses (including court costs and attorneys' fees), judgments, damages, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Corporation of the commencement thereof, and the Corporation shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. With respect to service by an Indemnitee on behalf of any employee benefit plan of the Corporation or any of its affiliates, action in good faith in what the Indemnitee reasonably believed to be the best interest of the beneficiaries of the plan shall be considered to be in or not opposed to the best interests of the Corporation. The Corporation shall indemnify an Indemnitee for expenses (including attorneys' fees) reasonably incurred by the Indemnitee in connection with a proceeding successfully establishing his or her right to indemnification, in whole or in part, pursuant to this Article. However, notwithstanding anything to the contrary in this Article, the Corporation shall not be required to indemnify an Indemnitee against expenses incurred in connection with a proceeding (or part thereof) initiated by the Indemnitee against the Corporation (other than as contemplated by the immediately preceding sentence) or any other person who is an Indemnitee unless the initiation of the proceeding was approved by the Board of Directors of the Corporation.

          b. Expenses (including any attorneys' fees) reasonably incurred in investigating, defending or responding to any civil or criminal action, suit, proceeding or investigation in which a current or former director or officer of the Corporation has been named as a defendant, respondent or target, and any appeal therefrom, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the current or former director or officer of the Corporation to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section 15. Such undertaking shall be accepted by the Corporation without reference to the financial ability of the current or former director or officer of the Corporation to make such repayment.

     c. This indemnification and other rights set forth in this Section 15 shall not be exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), contract, agreement, bylaws, vote of stockholders or action of the Board of Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and nothing contained in this Section 15 shall be deemed to prohibit the Corporation from entering into agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Section 15.

     d. The right to indemnification and advancement of expenses provided by this Section 15 shall continue as to any person who formerly was an officer or director of the Corporation in respect of acts or omissions occurring or alleged to have occurred while he or she was an officer or director of the Corporation and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitees. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. The right of an Indemnitee to indemnification or advances as granted by this Section 15 shall be a contractual obligation of the Corporation and, as such, shall be enforceable by the Indemnitee in any court of competent jurisdiction.

     e. In addition to indemnification by the Corporation of current and former officers and directors and advancement of expenses by the Corporation to current and former officers and directors as provided for by the foregoing provisions of this Section 15, the Corporation may, in a manner and to the fullest extent permitted by law, indemnify current and former employees, agents and other persons serving the Corporation and advance expenses to current and former employees, agents and other persons serving the Corporation, in each case as may be authorized by the Board of Directors, and any rights to indemnity or advancement of expenses granted to such persons may be equivalent to, or greater or less than, those provided to directors, officers and employees by this Section 15.

     f. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise (including any employee benefit plan) in which the Corporation has an interest against any expense, liability or loss incurred by the Corporation or such person in his or her capacity as such, or arising out of his or her status as such, whether or not the Corporation would have the power to or is obligated to indemnify such person against such expense, liability or loss. The indemnification and reimbursement of expenses so provided by this Section 15 shall not be available to the extent that indemnification or reimbursement has been received by such director or officer under any applicable policy of insurance or otherwise.

     g. No amendment, termination or repeal of this Section 15 or the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Section 15, shall eliminate or reduce the effect of this Section 15, in respect of any actions, transactions, facts or matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit, claim, proceeding or investigation arising out of or relating to any actions, transactions, facts or matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this
Section 15, if such provision had not
been so amended, terminated or repealed or if a provision inconsistent therewith had not been so adopted.

     h. A director shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by the director, (iii) liability under Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the DGCL, as so amended. Any repeal or modification of this Section 15 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to an act or omission of such director occurring prior to such repeal or modification.

     i. Notwithstanding anything to the contrary set forth in this Section 15, and except as provided in clause (iv) below and as provided in the Stipulation and Agreement Among the Debtors and Their Directors and Officers in Respect of Certain Indemnification Claims in In re Loral Space & Communications Ltd. et al., Case Nos. 03-41710 (RDD), 03-41709 (RDD) through 03-41728 (RDD) in the
United States Bankruptcy Court for the Southern District of New York, (i) for the purposes of this Section 15, the term "Corporation" shall not include Loral Space & Communications Ltd., a Bermuda company, or any direct or indirect subsidiary thereof that at the time was not or that is not a direct or indirect subsidiary of the Corporation (collectively, "Old Loral"), and the Corporation shall not have obligations pursuant to this Section 15 solely by virtue of any assertion by any person, entity or governmental authority or any determination by a court of competent jurisdiction, that it is a successor to Old Loral or any other entity; (ii) the Corporation may, but shall not be required to, indemnify any director or officer of Old Loral, or any person who was serving, or had agreed to serve or is alleged to have served, at the request of or to further the interests of Old Loral as a director, officer, trustee, appointee, designee, employee, manager, partner, or agent of or in any other capacity with another corporation or any limited liability company, partnership, joint venture, trust or other enterprise, including any employee benefit plan of Old Loral or of any of its affiliates and any charitable or not-for-profit enterprise, except as specifically set forth in that certain Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of June 3, 2005 of Loral Space & Communications, Ltd. and its subsidiaries that are a party thereto (as the same may be amended from time to time, the "Plan");
(iii) the Corporation may, but shall not be required to, indemnify any Indemnitee with respect to any events or circumstances occurring prior to the filing of a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on July 11, 2003 by Loral Space & Communications, Ltd. and its subsidiaries that are a party thereto, except as specifically set forth in the Plan; and (iv) the Corporation shall indemnify and hold harmless each Indemnitee from and against and for any and all obligations incurred directly or indirectly by Old Loral with respect to any taxes owed by Old Loral or the Debtors (as defined in the Plan) for the period prior to the Effective Date (as defined in the Plan), including interest and penalties, to any governmental entity and as to which Old Loral or the Debtors are the primary obligor(s), to the full extent provided in Paragraphs (a) through (h) of this Section 15.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officers on this 21st day of November, 2005.


                                        /s/ Avi Katz
                                        ----------------------------------------
                                        Avi Katz
                                        Vice President and Secretary

ATTEST:

/s/ Janet Yeung
-------------------------------------
Janet T. Yeung
Vice President and Assistant
Secretary